   As filed with the Securities and Exchange Commission on December 23, 2002
                                                  Registration No. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            ------------------------

                         N.V. KONINKLIJKE NEDERLANDSCHE
                             PETROLEUM MAATSCHAPPIJ
             (Exact name of registrant as specified in its charter)

                          ROYAL DUTCH PETROLEUM COMPANY
                 (Translation of registrant's name into English)

                                 THE NETHERLANDS
         (State or other jurisdiction of incorporation or organization)

                                      NONE
                      (I.R.S. Employer Identification No.)

          30, CAREL VAN BYLANDTLAAN, 2596 HR THE HAGUE, THE NETHERLANDS
                    (Address of Principal Executive Offices)

                    GLOBAL EMPLOYEE SHARE PURCHASE PLAN (US)
                 ROYAL DUTCH STOCK OPTION PLAN FOR EMPLOYEES OF
                      SHELL SOLAR EMPLOYMENT SERVICES INC.
                GLOBAL EMPLOYEE SHARE PURCHASE PLAN (US - SOLAR)
                            (Full title of the plans)

                          THE CORPORATION TRUST COMPANY
                            CORPORATION TRUST CENTER
                               1209 ORANGE STREET
                              WILMINGTON, DE 19801
                               COUNTY OF NEWCASTLE
                     (Name and address of agent for service)

                                 (302) 658-7581
          (Telephone number, including area code, of agent for service)

                            ------------------------

                                   Copies to:

                             CRAVATH, SWAINE & MOORE
                                 WORLDWIDE PLAZA
                                825 EIGHTH AVENUE
                               NEW YORK, NY 10019
                       ATTENTION OF PETER S. WILSON, ESQ.

                            ------------------------

                         CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                                                             Proposed maximum      Proposed maximum      Amount of
                                            Amount to be    offering price per    aggregate offering    registration
  Title of securities to be registered       registered           share                 price               fee
-------------------------------------------------------------------------------------------------------------------------
Royal Dutch Ordinary Shares
  of Euro0.56 each                           4,000,000(1)       $US42.51(2)      $US170,040,000.00(2)     $US15,643.60(2)
=========================================================================================================================

 (1) This registration statement covers 4,000,000 Ordinary Shares of Royal Dutch Petroleum Company authorized to be sold under the Global Employee Share Purchase Plan (US), the Royal Dutch Stock Option Plan for Employees of Shell Solar Employment Services Inc., and the Global Employee Share Purchase Plan (US - Solar). In addition, pursuant to Rule 416(c) under the Securities Act of 1933 (the "Securities Act"), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2) Pursuant to Securities Act Rule 457(c), the proposed maximum offering price per share and the registration fee are based on the reported average of the high and low prices for the above-referenced Ordinary Shares on the New York Stock Exchange on December 19, 2002. Pursuant to Securities Act Rule 457(h)(2), no separate fee is required with respect to the interests in the employee benefit plans covered by this registration statement.

================================================================================

PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement (the "Registration Statement") in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.


PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

Royal Dutch Petroleum Company ("Royal Dutch"), Global Employee Stock Purchase Plan (US) ("GESPP"), Royal Dutch Stock Option Plan for Employees of Shell Solar Employment Services Inc. ("Solar Option Plan"), and Global Employee Share Purchase Plan (US - Solar) ("Solar GESPP", and together with GESPP and Solar Option Plan, the "Plans") hereby incorporate herein by reference the following documents filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

         (a) The annual report of Royal Dutch on Form 20-F for the fiscal year ended December 31, 2001.

         (b) All reports filed by Royal Dutch pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2001.

         (c) The description of Royal Dutch's Ordinary Shares contained in its amended registration statement on Form 20-F/A (Amendment No. 1), Registration No. 1-3788, filed with the Commission under the Exchange Act (including any amendment or report filed for the purpose of updating such description).

         In addition, all documents and other reports filed by Royal Dutch or the Plans pursuant to Sections 13(a), 13(c), 14 and 15(5) of the Exchange Act that are filed subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be part hereof from the respective date of filing of each such document.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

         Royal Dutch has a policy of directors' and officers' liability insurance that insures directors or officers against the cost of defense, settlement or payment of claims and judgments under certain circumstances.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.  EXHIBITS

4.1 Royal Dutch's Articles of Association (incorporated by reference to the Report of Foreign Issuer on Form 6-K of Royal Dutch furnished to the Securities and Exchange Commission on July 18, 2002)

4.2      Global Employee Stock Purchase Plan (US)

4.3 Royal Dutch Stock Option Plan for Employees of Shell Solar Employment Services Inc.

4.4      Global Employee Share Purchase Plan (US - Solar)

23.1     Consent of KPMG Accountants N.V., The Hague, and
         PricewaterhouseCoopers, London

23.2     Consent of KPMG Accountants N.V., The Hague

24.1     Powers of Attorney for the Directors and Officers of Royal Dutch

ITEM 9.  UNDERTAKINGS

         (a) Each of the undersigned hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

                  (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment or annual report filed by the registrant or the Plans pursuant to Section 13 or Section 15(d) of the Exchange Act shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered hereunder which remain unsold at the termination of the offering.

         (b) Each of the undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and each filing of the Plans' annual reports pursuant to
         Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each of the undersigned pursuant to the foregoing provisions, or otherwise, the registrant and the Plans have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

PART II

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The Hague, The Netherlands on this 19th day of December, 2002.

                                        ROYAL DUTCH PETROLEUM COMPANY


                                        By: /s/ R. van der Vlist
                                            ------------------------------------
                                        Name:   R. van der Vlist
                                        Title:  General Attorney


         Pursuant to the requirements of the Securities Act of 1933, the plan administrator of the Global Employee Stock Purchase Plan (US) has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas on this 19th day of December, 2002.

                                        GLOBAL EMPLOYEE STOCK PURCHASE PLAN (US)


                                        By: /s/ Ron Jeffers
                                            ------------------------------------
                                        Name:   Ron Jeffers
                                        Title:  Plan Administrator

         Pursuant to the requirements of the Securities Act of 1933, the plan administrator of the Royal Dutch Stock Option Plan for Employees of Shell Solar Employment Services Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas on this 19th day of December, 2002.

                                        ROYAL DUTCH STOCK OPTION PLAN FOR
                                        EMPLOYEES OF SHELL SOLAR EMPLOYMENT
                                        SERVICES INC.


                                        By: /s/ Ron Jeffers
                                            ------------------------------------
                                        Name:   Ron Jeffers
                                        Title:  Plan Administrator


         Pursuant to the requirements of the Securities Act of 1933, the plan administrator of the Global Employee Stock Purchase Plan (US - Solar) has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas on this 19th day of December, 2002.

                                        GLOBAL EMPLOYEE STOCK PURCHASE PLAN
                                        (US - Solar)

                                        By: /s/ Ron Jeffers
                                            ------------------------------------
                                        Name:   Ron Jeffers
                                        Title:  Plan Administrator

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 19, 2002.


                   Signature                                    Title
                   ---------                                    -----

                       *                         President and Managing Director of
   -----------------------------------------               Royal Dutch**
                J. van der Veer                     (Principal Executive Officer)

                       *
   -----------------------------------------      Managing Director of Royal Dutch**
                W. van de Vijver

                       *
   -----------------------------------------      Managing Director of Royal Dutch**
                 M. A. Brinded


   /s/ R. van der Vlist
   -----------------------------------------
       R. van der Vlist, as attorney in fact
           For the officers and directors
                   indicated by *

   Shell Oil Company, as Authorized
   Representative in the United States


   By: /s/ Catherine A. Lamboley
       -------------------------------------
   Catherine A. Lamboley, as Corporate
   Secretary for Shell Oil Company

** The Managing Directors jointly perform the functions of Principal Financial Officer and Principal Accounting Officer.

                                  EXHIBIT INDEX



   Exhibit                                                                                  Sequentially
   Number                                  Exhibit Description                              Numbered Page
   ------                                  -------------------                              -------------

     4.2        Global Employee Stock Purchase Plan (US)

     4.3        Royal Dutch Stock Option Plan for Employees of Shell Solar Employment
                Services Inc.

     4.4        Global Employee Share Purchase Plan (US - Solar)

    23.1        Consent of KPMG Accountants N.V., The Hague, and PricewaterhouseCoopers,
                London

    23.2        Consent of KPMG Accountants N.V., The Hague

    24.1        Powers of Attorney for the Directors and Officers of Royal Dutch